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                                                                    EXHIBIT 3.10

                            CERTIFICATE OF FORMATION

                                       OF

                      DORCHESTER MINERALS OPERATING GP LLC
                     (a Delaware limited liability company)

         This Certificate of Formation of Dorchester Minerals Operating GP LLC (the "Company"), effective as of the date and time provided below, has been duly executed and filed to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. (S) 18-101, et. seq.).

         1. Name. The name of the limited liability company formed hereby is
            ----
Dorchester Minerals Operating GP LLC.

         2. Registered Office. The address of the registered office of the
            -----------------
Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         3. Registered Agent. The name and address of the registered agent for
            ----------------
service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         4. Effective Date and Time. The effective date and time of the
            -----------------------
formation of the Company shall be 11:57 p.m. Eastern Standard Time on December 12, 2001.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation effective as of December 12, 2001.

                                            /s/ James E. Raley
                                            -------------------------------
                                            James E. Raley, Organizer